UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 2, 2017

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-35134	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Level 3 Communications, Inc. (the “Company”) has been notified of an unsolicited “mini-tender” offer by TRC Capital Corporation (“TRC Capital”) to purchase up to 2 million shares of the Company’s common stock, representing approximately 0.55 percent of the Company’s shares of common stock outstanding.  TRC Capital’s offer price of $50.50 per share in cash is approximately 4.3 percent below the $52.77 closing price per share of the Company’s common stock on September 22, 2017, the last trading day before the commencement of TRC Capital’s mini-tender offer.

As previously announced, on October 31, 2016, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with CenturyLink, Inc. (“CenturyLink”) that provides for the acquisition of the Company by CenturyLink, subject to the satisfaction of the conditions set forth in the Merger Agreement.  Under the Merger Agreement, each share of the Company’s common stock will be converted at the effective time of the merger into $26.50 in cash and 1.4286 shares of CenturyLink common stock.  The Company and CenturyLink have previously announced that they expect the merger to close in mid-to-late October 2017, subject to the satisfaction of the remaining conditions to closing. The Company’s board of directors recommended that stockholders of the Company approve the Merger Agreement and, on March 16, 2017, the Company stockholders approved the Merger Agreement.  As of September 22, 2017, based on the then closing price of CenturyLink shares, the last trading day before the commencement of TRC Capital’s offer, each share of common stock of the Company would convert into merger consideration with a value of approximately $52.99. TRC Capital’s offer price of $50.50 per share is approximately 4.7 percent below this merger consideration value.

On October 2, 2017, the Company issued the press release attached to this Current Report as Exhibit 99.1, informing its stockholders that the Company does not endorse TRC Capital’s unsolicited mini-tender offer and recommending that stockholders not tender their shares to TRC Capital. Stockholders who have already tendered their shares may withdraw them at any time prior to the expiration of the offer, in accordance with TRC Capital’s offering document. TRC Capital’s offer is currently scheduled to expire at 12:01 a.m., New York City time, on Wednesday, October 25, 2017.  The Company is not associated in any way with TRC Capital, its mini-tender offer, or its mini-tender offer documents.

Additional information concerning mini-tenders is included in the attached press release.

Item 9.01 Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of Level 3 Communications, Inc., dated October 2, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Level 3 Communications, Inc.

Date: October 2, 2017

	By:	/s/ Neil J. Eckstein
	Name:	Neil J. Eckstein
	Title:	Senior Vice President, General Counsel, Corporate and Assistant Secretary